Exhibit 99.2

First Quarter 2014

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended March 31,
	2014	2013
Revenues
Rental	$88,028	$81,326
Other property revenues	5,265	4,818
Other	219	214

Total revenues	93,512	86,358

Expenses
Property operating and maintenance (exclusive of items shown separately below)	40,596	37,284
Depreciation	21,767	20,944
General and administrative	4,128	4,245
Investment and development (1)	811	489
Other investment costs (1)	273	305
Other expenses (2)	907	-

Total expenses	68,482	63,267

Operating income	25,030	23,091

Interest income	12	36
Interest expense	(11,244)	(11,052)
Amortization of deferred financing costs	(645)	(624)
Net gains on condominium sales activities (3)	810	8,194
Equity in income of unconsolidated real estate entities, net	485	478
Other income (expense), net	(195)	(166)

Income from continuing operations	14,253	19,957

Discontinued operations (4)
Income from discontinued property operations	-	433

Income from discontinued operations	-	433

Net income	14,253	20,390
Noncontrolling interests - consolidated real estate entities	16	3
Noncontrolling interests - Operating Partnership	(33)	(51)

Net income available to the Company	14,236	20,342
Dividends to preferred shareholders	(922)	(922)

Net income available to common shareholders	$13,314	$19,420

Per common share data - Basic (5)
Income from continuing operations (net of preferred dividends)	$0.25	$0.35
Income from discontinued operations	-	0.01

Net income available to common shareholders	$0.25	$0.36

Weighted average common shares outstanding - basic	54,175	54,437

Per common share data - Diluted (5)
Income from continuing operations (net of preferred dividends)	$0.24	$0.35
Income from discontinued operations	-	0.01

Net income available to common shareholders	$0.24	$0.35

Weighted average common shares outstanding - diluted	54,291	54,639

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
Funds From Operations	2014	2013
Net income available to common shareholders	$13,314	$19,420
Noncontrolling interests - Operating Partnership	33	51
Depreciation on consolidated real estate assets, net (6)	21,489	20,777
Depreciation on real estate assets held in unconsolidated entities	293	289

Funds from operations available to common shareholders and unitholders (A)	$35,129	$40,537

Funds from operations available to common shareholders and unitholders - core operations (B)	$34,319	$32,343
Funds from operations available to common shareholders and unitholders - condominiums	810	8,194

Funds from operations available to common shareholders and unitholders (A)	$35,129	$40,537

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$35,129	$40,537
Annually recurring capital expenditures	(2,421)	(3,474)
Periodically recurring capital expenditures	(2,521)	(4,694)
Non-cash straight-line adjustment for ground lease expenses	118	121

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,305	$32,490

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$29,495	$24,296
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	810	8,194

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,305	$32,490

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.64	$0.74
Funds from operations per share or unit - core operations (B÷E)	$0.63	$0.59
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.56	$0.59
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.54	$0.44
Dividends declared	$0.36	$0.25
Weighted average shares outstanding (8)	54,403	54,750
Weighted average shares and units outstanding (8) (E)	54,538	54,893

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Real estate assets
Land	$307,390	$327,270
Building and improvements	2,257,267	2,408,906
Furniture, fixtures and equipment	283,343	291,027
Construction in progress	72,519	74,064
Land held for future investment	61,811	61,768

	2,982,330	3,163,035
Less: accumulated depreciation	(875,069)	(913,018)
For-sale condominiums	-	1,122
Assets held for sale, net of accumulated depreciation of $59,163 at March 31, 2014	141,430	-

Total real estate assets	2,248,691	2,251,139
Investments in and advances to unconsolidated real estate entities	4,039	4,056
Cash and cash equivalents	74,396	82,110
Restricted cash	4,821	4,712
Deferred financing costs, net	7,966	8,495
Other assets	30,445	31,165

Total assets	$2,370,358	$2,381,677

Liabilities and equity
Indebtedness, including $83,212 secured by assets held for sale as of March 31, 2014	$1,097,709	$1,098,734
Accounts payable, accrued expenses and other	60,796	73,431
Investments in unconsolidated real estate entities	16,830	16,687
Dividends and distributions payable	19,611	17,928
Accrued interest payable	9,042	5,157
Security deposits and prepaid rents	9,893	10,888

Total liabilities	1,213,881	1,222,825

Redeemable common units	6,645	6,121

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,632 and 54,629 shares issued and 54,339 and 54,191 shares outstanding at March 31, 2014 and December 31, 2013, respectively	546	546
Additional paid-in-capital	1,110,074	1,111,861
Accumulated earnings	58,479	66,138
Accumulated other comprehensive income (loss)	(3,399)	(3,419)

	1,165,709	1,175,135
Less common stock in treasury, at cost, 375 and 519 shares at March 31, 2014 and December 31, 2013, respectively	(15,606)	(22,188)

Total Company shareholders’ equity	1,150,103	1,152,947
Noncontrolling interests - consolidated property partnerships	(271)	(216)

Total equity	1,149,832	1,152,731

Total liabilities and equity	$2,370,358	$2,381,677

See Notes to Consolidated Financial Statements on page 6

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses in 2014 include expenses of approximately $157 related to the continuation of a strategic initiative to upgrade the Company’s operating and financial software systems and estimated casualty losses of $750 related to extreme winter weather conditions in many of the Company’s markets and fire damage at one of the Company’s Atlanta, Georgia communities.

3)	A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2014 and 2013 is as follows:

	Three months ended March 31,
	2014	2013
Condominium revenues	$2,442	$17,475
Condominium costs and expenses	(1,632)	(9,281)

Net gains on sales of condominiums	$810	$8,194

4)

In periods prior to January 1, 2014, under ASC Topic 360, the operating results of real estate assets designated as held for sale or sold were included in discontinued operations for all periods presented. Additionally, all gains or losses on the sale of these assets were included in discontinued operations. For the three months ended March 31, 2013, income from discontinued operations included the operating results of one apartment community, containing 342 units (this community was subsequently sold in October 2013) as follows:

Three months ended March 31, 2013
Revenues
Rental	$1,070
Other property revenues	101

Total revenues	1,171

Expenses
Property operating and maintenance	471
Depreciation	177
Interest	90

Total expenses	738

Income from discontinued property operations	$433

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

Effective for the Company on January 1, 2014 the accounting and disclosure requirements for reporting discontinued operations were amended under GAAP. The amended guidance requires dispositions to be reported as discontinued operations only if such disposals represent a strategic shift that would have a major effect on the Company’s operations and financial results. In the three months ended March 31, 2014, the Company classified three communities, containing 645 units, as held for sale. Further, under the new accounting guidance, the Company determined that these communities did not meet the criteria for discontinued operations reporting. As a result, operations for these communities continue to be included in continuing operations. The revenues and expenses associated with the communities for the three months ended March 31, 2014 and 2013 were as follows:

	Three months ended March 31,
	2014	2013
Revenues
Rental	$5,772	$5,508
Other property revenues	99	94

Total revenues	5,871	5,602
Property operating and maintenance expenses	(3,098)	(2,475)

Net operating income	2,773	3,127
Other expenses
Depreciation	(1,239)	(1,213)
Interest	(1,337)	(1,355)
Amortization of deferred financing costs	(59)	(59)

Net income	$138	$500

Net income, net of non-controlling interest	$154	$503

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 2014, there were 54,474 Operating Partnership units outstanding, of which 54,339, or 99.8%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $128 and $340 for the three months ended March 31, 2014 and 2013, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 116 and 202 for the three months ended March 31, 2014 and 2013, respectively. Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 112 and 111 for the three months ended March 31, 2014 and 2013, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by three communities classified as held for sale in the three months ended March 31, 2014 and by a community sold in 2013. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 25 for a year-to-date margin analysis. The operating performance and capital expenditures of the 48 communities containing 17,714 apartment units which were fully stabilized as of January 1, 2013, are summarized in the table below.

	Three months ended
	March 31,
	2014	2013	% Change
Revenues:
Rental and other revenue	$72,778	$71,170	2.3%
Utility reimbursements	2,494	2,342	6.5%

Total rental and other revenues (1)	$75,272	$73,512	2.4%

Property operating and maintenance expenses:
Personnel expenses	6,275	6,232	0.7%
Utility expense	4,102	3,730	10.0%
Real estate taxes and fees	11,868	11,009	7.8%
Insurance expenses	1,223	1,188	2.9%
Building and grounds repairs and maintenance	3,537	3,717	(4.8)%
Ground lease expense	230	230	-
Other expenses	1,719	1,826	(5.9)%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	28,954	27,932	3.7%

Same store net operating income (1)	$46,318	$45,580	1.6%

Same store net operating income margin	61.5%	62.0%	(0.5)%

Capital expenditures (2)
Annually recurring:
Carpet	$738	$756	(2.4)%
Other	1,508	2,540	(40.6)%

Total annually recurring	2,246	3,296	(31.9)%
Periodically recurring (2)	1,322	2,898	(54.4)%

Total capital expenditures (A)	$3,568	$6,194	(42.4)%

Total capital expenditures per unit (A ÷ 17,714 units)	$201	$350	(42.6)%

Average monthly rental rate per unit (3)	$1,380	$1,349	2.3%

Gross turnover (4)	50.5%	51.9%	(1.4)%

Net turnover (5)	43.1%	44.8%	(1.7)%

Percentage rent increase - new leases (6)	2.1%	3.6%	(1.5)%

Percentage rent increase - renewed leases (6)	4.7%	5.3%	(0.6)%

1)

Same store revenues, expenses and net operating income, including the three communities classified as held for sale in the three months ended March 31, 2014, increased by 2.6%, 4.9% and 1.1%, respectively.

2)

See Table 5 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter 2014 to First Quarter 2013

(Increase (decrease) between periods)

	Three months ended
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.2%		2.9%		6.7%		0.9%
Dallas	3.1%		6.6%		0.7%		0.2%
Houston	4.4%		6.1%		3.4%		(0.7)%
Austin	3.5%		9.7%		(1.0)%		(1.0)%
Washington, D.C.	(1.7)%		4.2%		(4.6)%		(0.7)%
Tampa	2.6%		2.9%		2.5%		(0.2)%
Orlando	(2.7)%		(13.0)%		4.1%		(0.2)%
Charlotte	0.7%		0.8%		0.7%		(0.9)%

Total	2.4%		3.7%		1.6%		0.0%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

						Average Rental
			Average Economic			Rate Per Unit
			Occupancy (1)		Physical	Three Months
		% of NOI	Three months ended		Occupancy	Ended
	Apartment	Three months ended	March 31,		at March 31,	March 31,
Market	Units	March 31, 2014	2014	2013	2014 (2)	2014 (3)
Atlanta	5,065	27.5%	96.5%	95.6%	96.4%	$1,301
Dallas	4,725	21.9%	95.5%	95.3%	94.9%	1,232
Houston	529	3.0%	97.5%	98.2%	96.8%	1,374
Austin	637	3.5%	94.9%	95.9%	97.0%	1,551
Washington, D.C.	2,301	18.0%	92.4%	93.1%	92.2%	1,868
Tampa	2,111	12.6%	96.9%	97.1%	96.1%	1,402
Orlando	598	3.8%	96.2%	96.4%	95.8%	1,484
Charlotte	1,748	9.7%	95.0%	95.9%	95.2%	1,245

Total	17,714	100.0%	95.4%	95.4%	95.3%	$1,380

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.9% and 94.8% for the three months ended March 31, 2014 and 2013, respectively. For the three months ended March 31, 2014 and 2013, net concessions were $209 and $279, respectively, and employee discounts were $153 and $153, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of First Quarter of 2014 to Fourth Quarter of 2013

	Three months ended
	March 31,	December 31,
	2014	2013	% Change
Rental and other revenue	$72,778	$72,570	0.3%
Utility reimbursements	2,494	2,343	6.4%

Total rental and other revenues (1)	$75,272	$74,913	0.5%

Personnel expenses	6,275	5,800	8.2%
Utility expense	4,102	3,936	4.2%
Real estate taxes and fees	11,868	11,048	7.4%
Insurance expenses	1,223	1,292	(5.3)%
Building and grounds repairs and maintenance	3,537	4,215	(16.1)%
Ground lease expense	230	230	0.0%
Other expenses	1,719	1,806	(4.8)%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	28,954	28,327	2.2%

Same store net operating income (1) (2)	$46,318	$46,586	(0.6)%

Average economic occupancy	95.4%	95.7%	(0.3)%

Average monthly rental rate per unit	$1,380	$1,377	0.2%

1)

Sequential same store revenues, expenses and net operating income, including the three communities classified as held for sale in the three months ended March 31, 2014, increased (decreased) by 0.4%, 2.7% and (1.1)%, respectively.

2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2014 to Fourth Quarter of 2013

(Increase (decrease) between periods)

							Average
							Economic
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Occupancy
Atlanta	0.8%		(0.2)%		1.4%		(0.2)%
Dallas	1.1%		3.7%		(0.7)%		0.1%
Houston	1.3%		1.5%		1.2%		0.8%
Austin	(0.1)%		5.2%		(4.1)%		(1.5)%
Washington, D.C.	(1.3)%		2.6%		(3.3)%		(0.9)%
Tampa	1.7%		4.4%		0.1%		0.4%
Orlando	(1.4)%		3.7%		(4.0)%		(0.7)%
Charlotte	0.3%		(0.5)%		0.7%		(0.5)%

Total	0.5%		2.2%		(0.6)%		(0.3)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2014 - Consolidated

			Weighted Average Rate (1)
		Percentage	March 31,
Type of Indebtedness	Balance	of Total Debt	2014	2013
Unsecured fixed rate senior notes	$400,000	36.5%	3.9%	3.9%
Unsecured bank term loan	300,000	27.3%	3.2%	3.2%
Secured fixed rate notes	397,709	36.2%	5.6%	5.6%

	$1,097,709	100.0%	4.3%	4.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$1,097,709	100.0%	4.9
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$1,097,709	100.0%	4.9

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
			Weighted Avg.			Weighted Avg.
			Rate on Debt		Company	Rate on Debt
Aggregate debt maturities by year	Amount		Maturities (1)	Amount	Share	Maturities (1)
Remainder of 2014	$2,936		5.9%	$-	$-	-
2015	124,205	(3)	4.9%	-	-	-
2016	4,418	(4)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
2018	350,958	(5)	3.6%	41,000	10,250	5.7%
Thereafter	460,456		4.5%	51,000	17,850	3.5%

	$1,097,709		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Three months ended March 31,
	2014	2013
Interest coverage ratio (6)(7)	4.2x	4.0x
Interest coverage ratio (including capitalized interest) (6)(7)	3.9x	3.7x

Fixed charge coverage ratio (6)(8)	3.9x	3.7x
Fixed charge coverage ratio (including capitalized interest) (6)(8)	3.6x	3.4x

Total debt to annualized income available for debt service ratio (9)	5.8x	6.1x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (10)	35.3%	36.7%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (10)	36.6%	38.1%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2014 and 2013 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of March 31, 2014 and 2013, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.
4)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At March 31, 2014, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
5)	Includes a mortgage note payable of $49,740 at March 31, 2014 that matures in May 2018 at which time it will automatically be extended for a one-year term at variable interest rate.
6)	Calculated for the three months ended March 31, 2014 and 2013.
7)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 27.

8)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 27.

9)	A computation of this ratio is included in Table 7 on page 27.
10)	A computation of these debt ratios is included in Table 6 on page 26.

Supplemental Financial Data	11 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	March 31, 2014

Consolidated Debt to Total Assets cannot exceed 60%	33%
Secured Debt to Total Assets cannot exceed 40%	12%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.9x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.2x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
March 31, 2014
Consolidated debt, per balance sheet (A)	$1,097,709

Total assets, as defined (B) (Table A)	$3,291,922

Computed ratio (A÷B)	33%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$397,709

Computed ratio (C÷B)	12%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,097,709

Total secured debt (C)	(397,709)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,751,069

Computed ratio (E÷D)	3.9x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$197,676

Annual Debt Service Charge, as defined (G) (Table B)	$47,392

Computed ratio (F÷G)	4.2x

Required minimum ratio	1.5x

Supplemental Financial Data	12 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
March 31, 2014
Total real estate assets	$2,248,691
Add:
Investments in and advances to unconsolidated real estate entities	4,039
Accumulated depreciation	875,069
Accumulated depreciation on assets held for sale	59,163
Other tangible assets	104,960

Total assets for public debt covenant computations	3,291,922
Less:
Encumbered real estate assets	(536,814)
Investments in and advances to unconsolidated real estate entities	(4,039)

Total unencumbered assets for public debt covenant computations	$2,751,069

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Three months ended
Consolidated income available for debt service	March 31, 2014
Net income	$14,253
Add:
Depreciation	21,767
Depreciation and amortization (company share) - unconsolidated entities	300
Amortization of deferred financing costs	645
Interest expense	11,244
Interest expense (company share) - unconsolidated entities	604
Income tax expense, net	202
Other non-cash (income) expense, net	1,214
Less:
Gains on condominium sales activities, net	(810)

Consolidated income available for debt service	$49,419

Consolidated income available for debt service (annualized)	$197,676

Annual debt service charge
Consolidated interest expense	$11,244
Interest expense (company share) - unconsolidated entities	604

Debt service charge	$11,848

Debt service charge (annualized)	$47,392

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2014 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

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SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter of First Units	Estimated
			Average	Estimated	Estimated	Total	Incurred		Quarter of
		Number	Unit Size	Retail	Total	Cost Per	as of		Stabilized	Percent
Community	Location	of Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	3/31/2014	Available	Occupancy (4)	Leased (5)
Substantially complete, in lease-up
Post Parkside™ at Wade	Raleigh, NC	397	875	14,908	$55.0	$152	$51.5	1Q 2013	3Q 2014	83.6%
Post Lake® at Baldwin Park, III	Orlando, FL	410	960	-	55.6	141	54.8	1Q 2013	3Q 2014	78.1%
Under construction
Post 510™	Houston, TX	242	857	-	34.8	168	32.4	1Q 2014	1Q 2015	21.9%
Post Soho Square™	Tampa, FL	231	880	10,556	39.8	196	27.2	2Q 2014	3Q 2015	7.8%
Post Alexander™, II	Atlanta, GA	340	830	-	75.5	268	15.2	2Q 2015	4Q 2016	N/A

Total		1,620		25,464	$260.7		$181.1

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of April 26, 2014.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value
		At March 31, 2014	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Galleria	Houston, TX	13,119	3.9
Wade	Raleigh, NC	10,300	26.6
Millennium	Atlanta, GA	2,775	1.0
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$61,811	55.7

Acquisition/Disposition Activity

		Quarter		Est. Avg.			Est. Total		Company’s
		Acquired /		Unit Size	Year	Gross Price	Price Per	Cap	Ownership
Property Name	Location	Disposed	Units	Sq. Ft. (1)	Completed	(Thousands) (2)	Sq. Ft. (3)	Rate	%
Acquisitions
Post Lakeside™	Orlando, FL	Q2 2013	300	1,070	2013	$48,500	$151	5.2%(4)	100%
Dispositions
Post Renaissance®	Atlanta, GA	Q4 2013	342	914	1992-94	$47,500	$152	5.4%(5)	100%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also includes the impact of transaction costs and planned up front capital expenditures, if any.

5)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

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CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2014 and 2013 is provided below.

	Three months ended
	March 31,
	2014	2013
New community development and acquisition activity (1)	$14,913	$33,932
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,286	918
Other community additions and improvements (3)	2,521	4,694
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,421	3,474
Corporate additions and improvements	128	340

	$21,269	$43,358

Other Data
Capitalized interest	$846	$1,004

Capitalized development and associated costs (5)	$489	$756

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of March 31, 2014						Three months ended March 31, 2014
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,532	$39,565	(2)	$7,980	$(4,834)	(1)	$725	$10
Post Crest® (1)	64,862	46,158	(2)	8,957	(7,237)	(1)	842	14
Post Lindbergh® (1)	61,235	41,000	(3)	12,148	(4,759)	(1)	734	(1)
Post Massachusetts Avenue™	71,438	51,000	(4)	3,738	4,039		1,872	462

Total	$253,067	$177,723		$32,823	$(12,791)		$4,173	$485	$211	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	16 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	March 31, 2014	Adjustments		Adjusted (3)
Rental revenues	$88,028	$(1,670)	(2)	$86,358
Other property revenues	5,265	(4)	(2)	5,261

Total rental and other revenues (A)	93,293	(1,674)		91,619
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	40,596	(4,935)	(2)	35,661

Property net operating income (Table 1) (A-B)	$52,697	$3,261		$55,958

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,749)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,775 units)				(1,483)

Adjusted property net operating income				$51,726

Annualized property net operating income (C)				$206,904

Apartment units represented (D)	22,516	(2,741)	(2)	19,775

Other Asset Data	As of March 31, 2014	Adjustments		As Adjusted
Cash & equivalents	$74,396	$-		$74,396
Real estate assets under construction, at cost (4)	72,519	108,593	(4)	181,112
Land held for future investment	61,811	-		61,811
Assets held for sale (5)	141,430	(141,430)	(5)	-
Investments in and advances to unconsolidated real estate entities (5)	4,039	(4,039)	(5)	-
Restricted cash and other assets	35,266	-		35,266
Cash & other assets of unconsolidated apartment entities (6)	5,092	(3,649)	(6)	1,443

Total (E)	$394,553	$(40,525)		$354,028

Other Liability Data
Indebtedness (7)	$1,097,709	$(10,711)	(7)	$1,086,998
Investments in unconsolidated real estate entities (5)	16,830	(16,830)	(5)	-
Other liabilities (including noncontrolling interests) (8)	99,342	(8,367)	(8)	90,975
Total liabilities of unconsolidated apartment entities (9)	180,336	(130,084)	(9)	50,252

Total (F)	$1,394,217	$(165,992)		$1,228,225

Other Data

	As of March 31, 2014
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,339
Common units outstanding	135

Total (H)	54,474	$49.10	$2,674,673

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,592,262

Implied Portfolio Capitalization Rate (C÷I)			5.8%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

Supplemental Financial Data	17 | P a g e

The Company presents NOI for the first quarter ended March 31, 2014, for properties stabilized as of January 1, 2014, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of January 1, 2014, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2014, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(1,755)	$(124)	$(1,200)	(1,620)
Company share of unconsolidated entities	1,879	122	688	(1,077)
Minority share of consolidated real estate entity held for sale	(547)	(2)	(299)	(44)
Corporate property management expenses	-	-	(2,890)	-
Corporate apartments and other	(1,247)	-	(1,234)	-

	$(1,670)	$(4)	$(4,935)	(2,741)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2014:

		Property Operating &
	Rental and	Maintenace Expenses	Property Net	Percentage of	Apartment Units /
	Other Revenues	(ex. Deprec. and Amort.)	Operating Income (NOI)	Total NOI	Commercial Sq. Ft.
Atlanta	$21,903	$8,400	$13,503	25.3%	5,365
Dallas	17,805	7,664	10,141	19.0%	4,725
Houston	2,873	1,137	1,736	3.2%	653
Austin	4,357	1,907	2,450	4.6%	935
Washington, D.C.	16,085	5,553	10,532	19.7%	2,739
Tampa	9,251	3,416	5,835	10.9%	2,111
Orlando	3,919	1,420	2,499	4.7%	898
Charlotte	6,596	2,116	4,480	8.4%	1,748
Commercial	3,508	1,249	2,259	4.2%	-

Total	86,297	32,862	53,435	100.0%	19,174
Held for sale	5,322	2,799	2,523		601

	$91,619	$35,661	$55,958		19,775

Approximate commercial Sq. Ft. (10)					664,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post Parkside™ at Wade	$ 51,492
Post Lake® at Baldwin Park - Phase III	54,778
Post 510™	32,438
Post Soho Square™	27,179
Post Alexander™ - Phase II	15,225

$181,112

5)

The adjustments reflect reductions for assets held for sale and the investments in unconsolidated entities, as the net operating income of the held for sale assets and the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of March 31, 2014” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of March 31, 2014” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,418, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of March 31, 2014” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

10)	Commercial square feet excludes 65,900 square feet at held for sale communities at March 31, 2014.

Supplemental Financial Data	18 | P a g e

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	20 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31,	March 31,	December 31,
	2014	2013	2013
Total same store NOI	$46,318	$45,580	$46,586
Property NOI from held for sale segment - residential	2,473	2,704	2,734
Property NOI from held for sale segment - commercial	300	423	364
Property NOI from other operating segments	3,606	153	4,279

Consolidated property NOI	52,697	48,860	53,963

Add (subtract):
Interest income	12	36	10
Other revenues	219	214	204
Depreciation	(21,767)	(20,944)	(21,914)
Interest expense	(11,244)	(11,052)	(11,424)
Amortization of deferred financing costs	(645)	(624)	(658)
General and administrative	(4,128)	(4,245)	(4,751)
Investment and development	(811)	(489)	(307)
Other investment costs	(273)	(305)	(85)
Other expenses	(907)	-	(436)
Gains on condominium sales activities, net	810	8,194	476
Equity in income of unconsolidated real estate entities, net	485	478	479
Other income (expense), net	(195)	(166)	(195)

Income from continuing operations	14,253	19,957	15,362
Income from discontinued operations	-	433	28,501

Net income	$14,253	$20,390	$43,863

Supplemental Financial Data	21 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 ‘14	Q1 ‘14	Q1 ‘14
	March 31,	March 31,	December 31,	vs. Q1 ‘13	vs. Q4 ‘13	% Same
	2014	2013	2013	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$20,846	$19,817	$20,682	5.2%	0.8%
Dallas	17,805	17,263	17,604	3.1%	1.1%
Houston	2,256	2,160	2,227	4.4%	1.3%
Austin	2,986	2,884	2,990	3.5%	(0.1)%
Washington, D.C.	12,823	13,040	12,990	(1.7)%	(1.3)%
Tampa	9,251	9,015	9,100	2.6%	1.7%
Orlando	2,709	2,785	2,747	(2.7)%	(1.4)%
Charlotte	6,596	6,548	6,573	0.7%	0.3%

Total rental and other revenues	75,272	73,512	74,913	2.4%	0.5%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,091	7,861	8,104	2.9%	(0.2)%
Dallas	7,664	7,191	7,387	6.6%	3.7%
Houston	870	820	857	6.1%	1.5%
Austin	1,345	1,226	1,278	9.7%	5.2%
Washington, D.C.	4,488	4,306	4,373	4.2%	2.6%
Tampa	3,416	3,321	3,272	2.9%	4.4%
Orlando	964	1,108	930	(13.0)%	3.7%
Charlotte	2,116	2,099	2,126	0.8%	(0.5)%

Total	28,954	27,932	28,327	3.7%	2.2%

Net operating income
Atlanta	12,755	11,956	12,578	6.7%	1.4%	27.5%
Dallas	10,141	10,072	10,217	0.7%	(0.7)%	21.9%
Houston	1,386	1,340	1,370	3.4%	1.2%	3.0%
Austin	1,641	1,658	1,712	(1.0)%	(4.1)%	3.5%
Washington, D.C.	8,335	8,734	8,617	(4.6)%	(3.3)%	18.0%
Tampa	5,835	5,694	5,828	2.5%	0.1%	12.6%
Orlando	1,745	1,677	1,817	4.1%	(4.0)%	3.8%
Charlotte	4,480	4,449	4,447	0.7%	0.7%	9.7%

Total same store NOI	$46,318	$45,580	$46,586	1.6%	(0.6)%	100.0%

Average rental rate per unit
Atlanta	$1,301	$1,247	$1,296	4.3%	0.4%
Dallas	1,232	1,199	1,228	2.8%	0.3%
Houston	1,374	1,306	1,364	5.2%	0.7%
Austin	1,551	1,490	1,544	4.1%	0.5%
Washington, D.C.	1,868	1,889	1,875	(1.1)%	(0.4)%
Tampa	1,402	1,371	1,396	2.3%	0.4%
Orlando	1,484	1,512	1,490	(1.9)%	(0.4)%
Charlotte	1,245	1,213	1,243	2.6%	0.2%
Total average rental rate per unit	1,380	1,349	1,377	2.3%	0.2%

Supplemental Financial Data	22 | P a g e

Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2014 Avg. Monthly Rent		Q1 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,718	$1.69	97.0%
Post Brookhaven®	1990-1992	735	933	1,142	1.22	97.3%
Post Chastain®	1990/2008	558	866	1,260	1.45	96.0%
Post Collier Hills® (1)(2)	1997	396	948	1,120	1.18	95.3%
Post Gardens®	1998	397	1,039	1,294	1.25	94.9%
Post Glen® (2)	1997	314	1,076	1,298	1.21	98.4%
Post Lindbergh® (1)(2)	1998	396	909	1,165	1.28	94.4%
Post Peachtree Hills®	1992-1994/2009	300	978	1,391	1.42	97.8%
Post StratfordTM	2000	250	1,000	1,376	1.38	97.1%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,190	1.15	96.2%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,237	1.23	96.5%

Midtown
Post ParksideTM	2000	188	886	1,559	1.76	99.4%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,097	1.06	98.0%
Post Riverside®	1998	522	1,059	1,522	1.44	94.5%
Post SpringTM	2000	452	977	1,055	1.08	96.0%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,084	1.28	95.1%
Post EastsideTM	2008	435	912	1,201	1.32	95.0%
Post Legacy	2000	384	810	1,074	1.33	96.9%
Post Sierra at Frisco Bridges™	2009	268	896	1,123	1.25	96.0%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,025	1.66	97.3%
Post Cole’s CornerTM	1998	186	800	1,198	1.50	97.7%
Post GalleryTM	1999	34	2,307	2,900	1.26	99.5%
Post HeightsTM	1998-1999/2009	368	845	1,373	1.62	94.5%
Post Katy Trail™	2010	227	898	1,641	1.83	96.5%
Post MeridianTM	1991	133	780	1,347	1.73	93.8%
Post SquareTM	1996	216	856	1,358	1.59	93.8%
Post Uptown VillageTM	1995-2000	496	736	1,140	1.55	96.5%
Post VineyardTM	1996	116	733	1,190	1.62	96.0%
Post VintageTM	1993	160	750	1,251	1.67	96.5%
Post WorthingtonTM	1993/2008	334	820	1,483	1.81	94.1%

Houston
Post 510™ (4)	2014	242	857	1,663	1.94	3.4%
Post Midtown Square® - Phases I & II	1999-2000	529	759	1,374	1.81	97.5%
Post Midtown Square® - Phase III	2012	124	889	1,744	1.96	95.3%
Post Rice LoftsTM (5)	1998	308	904	1,598	1.77	97.3%

Supplemental Financial Data	23 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2014 Avg. Monthly Rent		Q1 2014 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,791	$1.54	92.6%
Post Park Mesa™	1992	148	1,091	1,496	1.37	94.9%
Post South Lamar™	2012	298	853	1,614	1.89	94.7%
Post West Austin™	2009	329	889	1,549	1.74	96.2%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,712	1.74	94.4%
Post Park®	2010	396	975	1,649	1.69	95.5%

Virginia
Post Carlyle Square™ - Phase I	2006	205	861	2,319	2.69	97.6%
Post Carlyle Square™ - Phase II	2012	344	906	2,416	2.67	93.3%
Post Corners at Trinity Centre (2)	1996	336	994	1,613	1.62	90.3%
Post Pentagon Row TM	2001	504	853	2,279	2.67	91.9%
Post Tysons Corner TM	1990	499	807	1,726	2.14	87.8%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,234	3.66	95.2%

New York City
Post Luminaria TM (2)(3)(5)	2002	138	721	3,909	5.42	95.6%
Post Toscana TM (2)(5)	2003	199	817	3,915	4.79	94.7%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,413	1.40	96.6%
Post Harbour PlaceTM	1999-2002	578	920	1,528	1.66	98.3%
Post Hyde Park® (2)	1996-2008	467	1,011	1,477	1.46	98.3%
Post Rocky Point®	1996-1998	916	1,031	1,282	1.24	95.0%
Post Soho Square™ (4)	2014	231	880	1,593	1.81	N/A

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,491	1.47	95.2%
Post Lake® at Baldwin Park - Phase III (4)	2013	410	960	1,526	1.59	60.0%
Post Lakeside™	2013	300	1,070	1,302	1.22	95.0%
Post ParksideTM	1999	248	867	1,474	1.70	97.6%

Charlotte
Post Ballantyne	2004	323	1,252	1,188	0.95	94.5%
Post Gateway PlaceTM	2000	436	804	1,121	1.39	92.9%
Post Park at Phillips Place®	1998	402	1,101	1,392	1.26	97.0%
Post South End™	2009	360	847	1,325	1.56	95.7%
Post Uptown PlaceTM	2000	227	800	1,178	1.47	93.9%

Raleigh
Post Parkside™ at Wade (4)	2013	397	875	1,015	1.16	56.4%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	During the period, these communities, or portions thereof, were currently in lease-up.
5)	These communities are held for sale at March 31, 2014.

Supplemental Financial Data	24 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2014
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$75,272	$28,954	$46,318	61.5%	38.5%
Newly stabilized communities (1)	4,306	1,633	2,673	62.1%	37.9%
Lease-up communities	1,879	1,200	679	N/A	N/A
Acquired communities	1,210	456	754	62.3%	37.7%
Held for sale communities	5,871	3,098	2,773	47.2%	52.8%
Other property segments:
Corporate apartments	1,247	1,116	131	10.5%	89.5%
Commercial	3,508	1,249	2,259	64.4%	35.6%
Corporate property management expenses (2)	-	2,890	(2,890)

	$93,293	$40,596

Consolidated property NOI (3)			$52,697

Third-party management fees			$211

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$2,890
Less: Third-party management fees	(211)

Net property management expenses	$2,679

Denominator:
Total rental and other property revenues	$93,293
Less: Corporate apartment revenues	(1,247)

Adjusted property revenues	$92,046

Net property management expenses as a percentage of adjusted property revenues	2.9%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

Supplemental Financial Data	25 | P a g e

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2014	2013
Annually recurring capital expenditures by operating segment
Same store communities	$2,246	$3,296
Newly stabilized communities	5	14
Lease-up communities	10	3
Acquired communities	11	-
Held for sale communities	88	69
Commercial and other segments	61	92

Total annually recurring capital expenditures	$2,421	$3,474

Periodically recurring capital expenditures by operating segment
Same store communities	$1,322	$2,898
Newly stabilized communities	1	2
Lease-up communities	1	-
Acquired communities	1	-
Held for sale communities	256	1,524
Commercial and other segments	940	270

Total periodically recurring capital expenditures	$2,521	$4,694

Total revenue generating capital expenditures	$1,286	$918

Increase in capital expenditure accruals	$(335)	$(1,285)

Total property capital expenditures per statements of cash flows	$5,893	$7,801

Table 6 - Computation of Debt Ratios

(In thousands)

	As of March 31,
	2014	2013

Total real estate assets per balance sheet	$2,248,691	$2,203,873
Plus:
Company share of real estate assets held in unconsolidated entities	57,389	58,448
Company share of accumulated depreciation - assets held in unconsolidated entities	13,022	11,526
Accumulated depreciation per balance sheet	875,069	863,594
Accumulated depreciation on assets held for sale	59,163	-

Total undepreciated real estate assets (A)	$3,253,334	$3,137,441

Total debt per balance sheet	$1,097,709	$1,101,495
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,147,240	$1,151,026

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	35.3%	36.7%

Total debt per balance sheet	$1,097,709	$1,101,495
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,190,632	$1,194,418

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	36.6%	38.1%

Supplemental Financial Data	26 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Three months ended March 31,
	2014	2013
Net income	$14,253	$20,390
Other non-cash (income) expense, net	1,214	953
Income tax expense, net	202	166
Gains on condominium sales activities, net	(810)	(8,194)
Depreciation expense	21,767	20,944
Depreciation expense - discontinued operations	-	177
Depreciation and amortization (company share) - unconsolidated entities	300	297
Interest expense	11,244	11,052
Interest expense - discontinued operations	-	90
Interest expense (company share) - unconsolidated entities	604	604
Amortization of deferred financing costs	645	624

Income available for debt service (A)	$49,419	$47,103

Annualized income available for debt service (B)	$197,676	$188,412

Interest expense	$11,244	$11,052
Interest expense - discontinued operations	-	90
Interest expense (company share) - unconsolidated entities	604	604

Adjusted interest expense (C)	11,848	11,746
Capitalized interest	846	1,004

Adjusted interest expense (including capitalized interest) (D)	$12,694	$12,750

Adjusted interest expense	$11,848	$11,746
Dividends to preferred shareholders	922	922

Fixed charges (E)	12,770	12,668
Capitalized interest	846	1,004

Fixed charges (including capitalized interest) (F)	$13,616	$13,672

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,147,240	$1,151,026

Interest coverage ratio (A÷C)	4.2x	4.0x

Interest coverage ratio (including capitalized interest) (A÷D)	3.9x	3.7x

Fixed charge coverage ratio (A÷E)	3.9x	3.7x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.6x	3.4x

Total debt to annualized income available for debt service ratio (G÷B)	5.8x	6.1x

Supplemental Financial Data	27 | P a g e

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2014
Total Company shareholders’ equity per balance sheet	$1,150,103
Plus:
Accumulated depreciation, per balance sheet	875,069
Accumulated depreciation held for sale assets, per balance sheet	59,163
Noncontrolling interest of common unitholders - Operating Partnership	6,645
Less:
Deferred financing costs, net, per balance sheet	(7,966)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,039,622

Total common shares and units (B)	54,474

Company undepreciated book value per share (A÷B)	$37.44

Supplemental Financial Data	28 | P a g e